EXHIBIT 99.1

Biostage Amends CEO Employment Agreement

Biostage removes Interim qualification from Mr. Green’s title, making him Chief Executive Officer.

HOLLISTON, Mass., January 12, 2023 /PRNewswire/ -- Biostage, Inc. (OTCQB: BSTG) (“Biostage” or the “Company”), a clinical-stage biotechnology company developing regenerative-medicine treatments for disorders of the gastro-intestinal system and the airway resulting from cancer, trauma or birth defects, today announced that effective as of January 11, 2023, Biostage, Inc. (the Company) entered into an Amended and Restated Employment Agreement (the Amended Agreement) with David Green, the Chief Executive Officer of the Company, to remove the Interim designation from his Chief Executive Officer title effective immediately, and also amend certain terms of Mr. Green’s existing Employment Agreement.

Mr. Green stated, “I am very pleased to be continuing with Biostage, which I founded in 2008, as its Chief Executive Officer and taking Biostage to the net level by initiating our FDA-approved clinical trial and expanding the pipeline of clinical indications that we may be able to treat with our next-generation technology for regenerating organs inside the body. I am an investor in Biostage and most of my compensation will be in the form of stock options. Hence my interests are aligned with those of our shareholders in making Biostage successful.”

About Biostage.

We are a clinical-stage biotechnology company developing regenerative-medicine treatments for disorders of the gastro-intestinal system and the airway resulting from cancer, trauma or birth defects. Our technology is based on our proprietary cell-therapy platform that uses a patient’s own stem cells to regenerate and restore function to damaged organs. We believe that our technology represents a next-generation solution for restoring organ function because it allows the patient to regenerate their own organ, thus eliminating the need for human donor or animal transplants, the sacrifice of another of the patient’s own organs or permanent artificial implants.

We conducted the world’s first successful regeneration of the esophagus in a patient with esophageal cancer in August 2017. This surgery was performed by Dr. Denis Wigle, Chair of Thoracic Surgery at the Mayo Clinic. The results were published in the Journal of Thoracic Oncology Clinical and Research Reports in August 2021. The procedure demonstrated that our technology was able to successfully regenerate esophageal tissue, including the mucosal lining, to restore the integrity, continuity and functionality of the esophageal tube.

Biostage has 12 issued U.S. patents and 2 orphan-drug designations which can provide seven years of market exclusivity in addition to any exclusivity granted by patents.

Biostage's current goals include raising capital, uplisting from the OTC bulletin board to NASDAQ and beginning its clinical trial for repair of the esophagus.

For more information, please visit www.biostage.com and connect with the Company on Twitter and LinkedIn.

Forward-Looking Statements

Some of the statements in this press release are "forward-looking" and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These "forward-looking" statements in this press release

EXHIBIT 99.1

include, but are not limited to, statements relating to the clinical trial design and costs; CRO contracts, terms and conditions; the capabilities and performance of our products and product candidates, including as to the Biostage Tissue Patch and our other product candidates; our capital raising plans and expectations, including uplifting to NASDAQ; development expectations and regulatory approval of any of the Company's products, including those utilizing its Biostage Esophageal Implant or Biostage Tissue Patch technologies, by the U.S. Food and Drug Administration, the European Medicines Agency or otherwise, which expectations or approvals may not be achieved or obtained on a timely basis or at all; and success with respect to any collaborations, clinical trials and other development and commercialization efforts of the Company's products, which such success may not be achieved or obtained on a timely basis or at all. These statements involve risks and uncertainties that may cause results to differ materially from the statements set forth in this press release, including, among other things, the Company's inability to obtain needed funds in the immediate future; the Company's ability to obtain and maintain regulatory approval for its products; plus other factors described under the heading "Item 1A. Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or described in the Company's other public filings. The Company's results may also be affected by factors of which the Company is not currently aware. The forward-looking statements in this press release speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based.

Investor Relations Contact
Joseph Damasio
Chief Financial Officer
774-233-7300
jdamasio@biostage.com